==========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                              _______________

                            CHEMED CORPORATION
            (Exact name of issuer as specified in its charter)

             Delaware                                       31-0791746
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

  2600 Chemed Center, Cincinnati, Ohio                        45202
(Address of principal executive offices)                   (Zip Code)

                         1995 STOCK INCENTIVE PLAN
                         (Full title of the plan)
                              _______________

                              NAOMI C. DALLOB
              2600 Chemed Center, 255 East Fifth Street,
                          Cincinnati, Ohio 45202
                  (Name and address of agent for service)

                              (513) 762-6900
       (Telephone number, including area code, of agent for service)
                             ________________

 Approximate Date of Proposed Sale to the Public:
As soon as practicable after this Registration Statement becomes effective.

                      CALCULATION OF REGISTRATION FEE
==========================================================================
                               Proposed       Proposed
Title of                       maximum        maximum
securities      Amount         offering       aggregate      Amount of
to be           to be          price          offering       registration
registered      registered*    per share**    price**        fee
__________________________________________________________________________
Capital Stock
(Par value $1   500,000 shs.   $33.64         $16,822,195      $5,800.75
per share)
==========================================================================
     *The number of shares being registered is the number of shares covered by the 1995 Stock Incentive Plan. In addition to such shares, this Registration Statement covers an indeterminate number of shares which, by reason of certain events specified in such Plan, may become subject to issuance thereunder.

     **Estimated solely for the purpose of calculating registration fee. This amount is based on (1) a price of $32.19 per share are for outstanding options to purchase 214,650 shares, (2) a price of $31.75 per share for grant of stock awards covering 1,100 unrestricted shares, and (3) a price of $34.75 per share based on the average of the high and low price of a share of capital stock reported on the New York Stock Exchange on July 6, 1995 for options to purchase 284,250 shares.

                                 Page 1 of 22
					                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

          The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          (1) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (2)  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") for periods since December 31, 1994;

          (3) The Company's definitive Proxy Statement filed pursuant to Section 14 of the Exchange Act in connection with the Company's latest annual meeting of stockholders; and

          (4) The "Description of Capital Stock" set forth on page 11 of the Prospectus dated November 26, 1991, filed as part of Registration Statement No. 33-44177, which Prospectus is incorporated by reference in such Registration Statement on Form S-3 filed with the Commission on November 26, 1991.

          All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement and to be a part thereof from the date any such documents are filed.


Item 4.  Description of Securities

          N/A

Item 5.  Interest of Named Experts and Counsel

          Legal matters in connection with the issuance of Chemed
Capital Stock offered hereby have been passed upon by Naomi C. Dallob, 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202. Ms. Dallob is Vice President and Secretary and a stockholder of the Company.



                                 II-1

                            Page 2 of 22

Item 6.  Indemnification of Directors and Officers

          The Certificate of Incorporation and By-laws of the Company, and separate Indemnity Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Company. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Item 7.  Exemption from Registration Claimed

          N/A

Item 8.  Exhibits.

                                                    Page Number or
                                                    Incorporation
                                                      by Reference
            Number
         Under Item 601                              File Number
Exhibit    Regulation                                    and
Number         S-K                                     Filing Date
_____________________________________________________________________
   1           (4)     Certificate of Incorporation  Form S-3
                       of Chemed Corporation         Reg. No. 33-44177
                                                     11/26/91

   2           (4)     1995 Stock Incentive Plan     1995 Proxy
                                                     4/5/95

   3           (4)     Form of Option under 1995     E-2 through E-4
                       Stock Incentive Plan

   4           (5)     Opinion and Consent of        E-5
                       Counsel

   5          (23)     Consent of Independent        E-6
                       Accountants

   6          (24)     Powers of Attorney            E-7 through E-17

              (27)     Financial Data Schedule

                                 II-2

                              Page 3 of 22


Item 9.  Undertakings.

          The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.











                                 II-3

                             Page 4 of 22


                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 17 th day of July, 1995.

                                        CHEMED CORPORATION


                                     By: /S/ EDWARD L. HUTTON
                                         _______________________________
                                         Chairman and Chief Executive
Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                      Title                     Date

/S/ EDWARD L. HUTTON        Chairman and Chief Executive  July 17, 1995
_______________________     Officer
                            (Principal Executive Officer)

/S/ TIMOTHY S. O'TOOLE      Executive Vice President and  July 17, 1995
_______________________     Treasurer
                            (Principal Financial Officer)

/S/ ARTHUR V. TUCKER        Vice President and Controller July 17, 1995
_______________________     (Principal Accounting Officer)

___________________________________________________
James A. Cunningham*       Walter L. Krebs*
James H. Devlin*           Sandra E. Laney*
Charles H. Erhart, Jr.*    Kevin J. Mcnamara*
William R. Griffin*        John M. Mount*             ---- Directors
Thomas C. Hutton*          D. Walter Robbins, Jr.*
                           Paul C. Voet*
___________________________________________________

/S/ NAOMI C. DALLOB      Vice President and Secretary     July 17, 1995
_______________________

________________
          *Naomi C. Dallob signing her name hereto does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed with the Securities and Exchange Commission.

                                      /S/ NAOMI C. DALLOB, ATTORNEY-IN-FACT
                                      _____________________________________

                                   II-4

                                Page 5 of 22


                             INDEX TO EXHIBITS




                                                    Page number or
                                                    Incorporation
                                                    by Reference

          Number
          Under Item 601               File Number             Sequentially
Exhibit   Regulation                   and         Previous    Numbered
Number    S-K                          Filing Date Exhibit     Pages
- ---------------------------------------------------------------------------
  1       (4)  Certificate of          Form S-3    4.1
               Incorporation of        Reg. No.
               Chemed Corporation      33-44177
                                       11/26/91

  2       (4)  1995 Stock Incentive    1995 Proxy  A
               Plan                    4/5/95

  3       (4)  Form of Option under    E-2 through E-4         Page 7
               1995 Stock Option Plan                          through 9

  4       (5)  Opinion and Consent of  E-5                     Page 10
               Counsel

  5       (23) Consent of Independent  E-6                     Page 11
               Accountants

  6       (24) Powers of Attorney      E-7 through E-17        Page 12
                                                               through 22

  7       (27) Financial Data Schedule











                                 Page 6 of 22
